EXHIBIT 3.35

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

Of

FIBERNET HOLDINGS LIMITED

THE COMPANIES ACTS 1985 TO 1989 COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

FIBERNET HOLDINGS LIMITED

1. The name of the Company is FIBERNET HOLDINGS LIMITED.

2. The registered office of the Company will be situate in England and Wales.

3. The objects for which the Company is established are:

3.1	(a)	To carry on business as a general commercial company;

	(b)	Without prejudice to the generality of the objects and powers of the Company derived from Section 3A of the Companies Act 1985 the Company has the objects set forth in the following sub-clauses;

3.2	To purchase or by any other means acquire and take options over any property whatever and any rights or privileges of any kind over or in respect of any property;

3.3	To apply for register purchase or by other means acquire and protect prolong and renew whether in the United Kingdom or elsewhere any patents patent rights brevets d’invention licences secret processes trade marks designs protections and concessions and to disclaim alter modify use and turn to account and to manufacture under or grant licences or privileges in respect of the same and to expend money in experimenting upon testing and improving any patents inventions or rights which the Company may acquire or propose to acquire;

3.4	To acquire or undertake the whole or any part of the business goodwill and assets of any person firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person firm or company or to acquire an interest in amalgamate with or enter into partnership or into any arrangement for sharing profits or for co-operation or for mutual assistance with any such person firm or company or for subsidising or otherwise assisting any such person firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired any shares debentures debenture stock or securities that may be agreed upon and to hold and retain or sell mortgage and deal with any shares debentures debenture stock or securities so received;

3.5	To improve manage construct repair develop exchange let on lease or otherwise mortgage charge sell dispose of turn to account grant licences options rights and privileges in respect of or otherwise deal with all or any part of the property and rights of the Company;

3.6	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made;

3.7	To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others to enter into guarantees contracts of indemnity and suretyships of all kinds to receive money on deposit or loan upon any terms and to secure or guarantee the payment of any sums of money or the performance of any obligation by any company firm or person including any holding company subsidiary or fellow subsidiary company in any manner;

3.8	To borrow and raise money in any manner and to secure the repayment of any money borrowed raised or owing by mortgage charge standard security lien or other security upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital and also by a similar mortgage charge standard security lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it;

3.9	To draw make accept endorse discount negotiate execute and issue cheques bills of exchange promissory notes bills of lading warrants debentures and other negotiable or transferable instruments;

3.10	To apply for promote and obtain any Act of Parliament order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests;

3.11	To enter into any arrangements with any government or authority (supreme municipal local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them and to obtain from any such government or authority any charters decrees rights privileges or concessions which the Company may think desirable and to carry out exercise and comply with any such charters decrees rights privileges and concessions;

3.12	To subscribe for take purchase or otherwise acquire hold sell deal with and dispose of place and underwrite shares stocks debentures debenture stocks bonds obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world and debentures debenture stocks bonds obligations or securities issued or guaranteed by any government or authority municipal local or otherwise in any part of the world;

3.13	To control manage finance subsidise co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest to provide secretarial administrative technical commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies;

3.14	To promote any other company for the purpose of acquiring the whole or any part of the undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to place or guarantee the placing of underwrite subscribe for or otherwise acquire all or any part of the shares or securities of any such company as aforesaid;

3.15	To sell or otherwise dispose of the whole or any part of the business or property of the Company either together or in portions for such consideration as the Company may think fit and in particular for shares debentures or securities of any company purchasing the same;

3.16	To act as agents or brokers and as trustees for any person firm or company and to undertake and perform sub-contracts;

3.17	To remunerate any person firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient;

3.18	To pay all or any expenses incurred in connection with the promotion formation and incorporation of the Company or to contract with any person firm or company to pay the same and to pay commissions to brokers and others for underwriting placing selling or guaranteeing the subscription of any shares or other securities of the Company;

3.19	To support and subscribe to any charitable or public object and to support and subscribe to any institution society or club which may be for the benefit of the Company or its directors or employees or may be connected with any town or place where the Company carries on business to give or award pensions annuities gratuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages facilities and services for any persons who are or have been directors of or who are to have been employed by or who are serving or have served the Company or any Company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary holding or fellow subsidiary company and to the wives widows children and other relatives and dependants of such persons; to make payments towards insurance; and to set up establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives widows children and other relatives and dependants; and to set up establish support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained;

3.20	Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give whether directly or indirectly any kind of financial assistance (as defined in Section 152(1)(a) of the Act} for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act;

3.21	To distribute among the members of the Company in kind any property of the Company of whatever nature;

3.22	To procure the Company to be registered or recognised in any part of the world;

3.23	To do all or any of the things or matters aforesaid in any part of the world and either as principals agents contractors or otherwise and by or through agents brokers sub-contractors or otherwise and either alone or in conjunction with others;

3.24	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them;

3.25	To carry on business as a general commercial company.

AND so that:

(a) None of the objects set forth in any sub-clause shall be restrictively construed but the widest interpretation shall be given to each such object and none of such objects shall except where the context expressly so requires be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause or by reference to or inference from the name of the Company;

(b) None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate Company;

(c) The word “Company” in this Clause except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere;

(d) In this Clause the expression “the Act” means the Companies Act 1985 but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

1 The liability of the members is limited.

2 The Company’s share capital is £1,000 divided into 1,000 shares of £1 each.

We, Castle Notaries Limited, as the subscriber to this Memorandum of Association wishes to be formed into a Company pursuant to this Memorandum and agrees to take the number of shares shown opposite its name.

Number of shares taken by Name and address of subscriber the subscriber

Castle Notaries Limited 1

47 Castle Street, Reading, Berks, RGl 7SR.

Signed on behalf of Castle Notaries Limited

Total shares taken 1

Dated this 1 day of December 1999

Witness to the above Signature:

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED

ARTICLES OF ASSOCIATION

OF

FIBERNET HOLDINGS LIMITED

Preliminary

1.	Regulations 24, 64, 73 to 80 inclusive, 84, 94 to 97 inclusive, and 99 of Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies Act (Table A to F) (Amendment) Regulations 1985 (hereinafter referred to as “Table A”) shall not apply’ to the Company but the Articles hereinafter contained together with the remaining regulations of Table A subject to the modifications hereinafter expressed shall constitute the regulations of the Company.

Shares

2.	The initial share capital of the Company is £1,000 divided into 1,000 shares of £1 each.

3.	The directors are generally and unconditionally authorised for the purposes of Section 80 of the Companies Act 1985 (“the Act”) to exercise any power of the Company to allot shares and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the share capital of the Company authorised but unissued at the date of incorporation of the Company at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in general meeting.

4.

Any shares proposed to be issued shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered and limiting a period (not being less than fourteen days) within which the offer if not accepted will be deemed to be declined. After the expiration of that period those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have within the said period accepted all the shares offered to them. Such further offer shall be made in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by such Special Resolution as aforesaid shall be under the control of the directors who may allot grant options over or otherwise dispose of the same to such persons on such terms and in such manner as they think fit provided that in the case of shares not accepted as aforesaid such shares shall not be disposed of on terms which are more favourable to the subscribers thereof than the terms on which they are offered to the members. In accordance with Section 91 of the Act Section 89(1) and Section 90(1) to (6) of the Act shall be excluded from applying to the Company.

5.	Subject to the provisions of Chapter VII of Part V of the Act any shares may be issued on the terms that they are or at the option of the Company are liable to be redeemed.

6. Lien

Regulation 8 of Table A shall be modified so that the lien conferred therein shall attach also to fully paid-up shares and so that the Company shall also have a first and paramount lien on all shares whether fully paid or not standing registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or shall be one of two or more joint holders for all monies presently payable by him or his estate to the Company.

7. Calls

The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

8. Transfer of Shares

Any share may be transferred by a member to his or her spouse or lineal descendant and any shares of a deceased member may be transferred to any such relation as aforesaid of the deceased member. Save as aforesaid the directors in their absolute discretion and without assigning any reason therefor may decline to register the transfer of any share whether or not it is a fully paid share.

9. Votes of Members

Subject to any rights or restrictions for the time being attached to any class or classes of shares on a show of hands every member present in person shall have one vote and on a poll every member shall have one vote for each share of which he is the holder.

10. Appointment of Directors

No person shall be appointed a director at any general meeting unless either:

(a) he is recommended by the directors; or

(b) not less than fourteen nor more than thirty five clear days before the date appointed for the general meeting, notice executed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment together with notice executed by that person of his willingness to be appointed.

11. Subject to Article 10 above, the Company may by Ordinary Resolution in general meeting appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

12. The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 18 below as the maximum number of directors and for the time being in force.

13. Directors’ Meetings

13.1	A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

(a) to hear each of the other participating directors addressing the meeting; and

(b) if he so wishes, to address all of the other participating directors simultaneously,

whether directly; by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

13.2	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 14.

13.3	A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

14. Directors’ Interests

A director who has disclosed his interest and the interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the Company) connected with the director and in the case of an alternate director any interest of his appointor in accordance with Regulation 85 of Table A and Section 317 of the Act may vote in respect of any contract proposed contract or any arrangement in which he is interested directly or indirectly and such director shall be counted in the quorum present at any meeting at which such contract or proposed contract or arrangement is being considered.

15. Any director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

16. Any director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director provided that nothing herein contained shall authorise a director to act as auditor for the Company.

17. Retirement and Removal of Directors

The office of a director shall be vacated:

(a) In any of the circumstances specified in Article 81 of Table A (any resignation of office being by notice in writing); or

(b) If the director becomes incapable by reason of illness or injury of managing and administering his property and affairs and paragraph (c) of Regulations 81 of Table A shall be modified accordingly;

(c) If a resolution signed by the holders of more than 50% of the issued share capital of the Company requiring the director to vacate his office is delivered to the Company’s registered office.

18. Number of Directors

The maximum number of directors shall not be more than ten but the Company by Ordinary Resolution in general meeting may reduce or increase this limit. The minimum number of directors shall be one. If and for so long as there is a sole director he shall have authority to exercise all the powers vested in the directors generally.

19. Managing Directors and Managers

The directors may from time to time appoint one or more of their body to the office of Managing Director or Manager for such period and on such terms (as to remuneration and otherwise) as they think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment. Any such appointment subject to the payment to the appointee of such compensation or damages as may be payable to him by reason thereof shall be automatically terminated if he cease from any cause to be a director.

20. Borrowing Powers

The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to Section 80 of the Act to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

21. Secretary

Subject to the provisions of the Act the secretary shall be appointed by the directors for such term at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by them. If at any time there shall be no secretary or for any reason no secretary capable of acting the Directors may appoint an assistant or deputy secretary.

22: Notices

Notice of every general meeting shall be given in manner authorised by Table A to every member except those members who are by these Articles disentitled from receiving such notices and those members who (having no registered address within the United Kingdom) have not supplied to the Company any address within the United Kingdom for the giving of notices to them and shall also be given to the directors and the auditors.